EXHIBIT 10.13

AMENDMENT TO OPTION TO PURCHASE

STATE MINERAL LEASES AND UNPATENTED MINING CLAIMS

 AGREEMENT BY AND BETWEEN

DAVID BOLENEUS, FRANK BLAIR AND HYDROIMAGING, INC. AS

OPTIONORS AND NORTHERN ADVENTURES, INC.

Amendment Dated:  December 6, 2012

On December 6, 2012, David Boleneus, an individual and HydroImaging, Inc. collectively referred to as (“OPTIONORS”) entered into an option agreement with Northern Adventures, Inc., a Nevada corporation (“OPTIONEE”) granted a Sixty day option to acquire all right, title and interest in 10 leases granted by the State of Washington.  In addition, the OPTIONEE had the option to acquire all right, title and interest in 27 unpatented mining claims, known as the TOR claims, located in Okanogan country, state of Washington, from the OPTIONOR and per the original OPTION, which number, per this amended is being reduced down from 52 down 27 unpatented claims.  It being understood that the OPTIONOR owned an undivided 50% ownership in the TOR claims, along with Frank H. Blair (“BLAIR”), an individual, the owner of the balance of an undivided 50% ownership in the TOR claims.

It being further understood that the number of claims has been changed from an original total of 52 down to a total of 27, which were recently amended, relocated and re-filed in Okanogan country and with the United States Bureau of Land Management.  Exhibit A attached here to describes the 27 TOR claims owned by the OPTIONOR and BLAIR.

During the option period, the OPTIONOR was approached by and opened discussions with Kinross Gold, Inc. (“KINROSS”) with regard to KINROSS entering into some type of undefined agreement with regards to a possible assignment or securing rights to certain Washington State Leases and the 27 unpatented mining claims located in the name of the OPTIONOR  and BLAIR.  To simplify any proposed future transaction and to allow adequate time for OPITONOR to reach an agreement with KINROSS, the OPTIONEE hereby agrees to not exercise its option until such time as an agreement between OPITIONOR, BLAIR and KINROSS has been concluded or until such time as the negotiations have been terminated.  It is agreed between the OPTIONOR, BLAIR and the OPTIONEE that the option date will be extended to March 31, 2013, to allow the OPTIONOR adequate time to conclude a potential agreement with KINROSS or to terminate the negotiations.  In the event the OPTIONOR concludes an agreement with KINROSS, which must be approved in advance and in writing by OPTIONEE, the OPTIONOR agrees that the terms of the conditions of the original option agreement are required to be amended and that upon exercise, the OPITONEE agrees to acquire any and all interest the OPITONOR and BLAIR have in a subsequent agreement with KINROSS.

In the event the OPTIONOR and KINROSS  do not reach an agreement and negotiations are formerly terminated, OPTIONEE  or APD Antiquities, Inc., its proposed successor in interest, will be free to exercise the original option agreement pursuant to the same terms and conditions.

This amendment agreed to and confirmed:

APD Antiquities, Inc.

Northern Adventures, Inc.

HydroImaging, Inc.

    Frank H. Blair

/s/ Cindy K. Swank

/s/ Martin C. Clemets

/s/ David Boleneus

    /s/ Frank H. Blair

Cindy K. Swank

Martin C. Clemets

David Boleneus

President

President

President